Exhibit 99.1
DeVry Education Group Declares Semi-Annual Dividend
DOWNERS GROVE, Ill.--(BUSINESS WIRE)--November 14, 2016--DeVry Education Group (NYSE:DV), a global provider of educational services, announced today that its board of directors declared a semi-annual dividend payment of $0.18 per share. The payment will be made on Thursday, Dec. 22, to common stockholders of record as of Friday, Dec. 2, 2016.
About DeVry Education Group
Since 1931 DeVry Education Group has empowered its students to achieve their educational and career goals. DeVry Education Group Inc. (NYSE: DV; member S&P MidCap 400 Index) is a leading global education provider and the parent organization of American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Chamberlain College of Nursing, DeVry Brasil, DeVry University and its Keller Graduate School of Management, Ross University School of Medicine and Ross University School of Veterinary Medicine. For more information, please visit www.devryeducationgroup.com.

CONTACT:
DeVry Education Group
Investor Contact:
Joan Walter
jwalter@devrygroup.com
630-353-3800
or
Media Contact:
Ernie Gibble
egibble@devrygroup.com
 630-353-9920